EXHIBIT 10.1

Limited Liability Company Acquisition Agreement

Transferor: Handan Guanxin Technology Co., Ltd. (hereinafter referred to as “Party A”)

Registered Address: Handan City, Hebei Province

Legal representative: Lu Jian

Transferee: Fujian Zhongde Energy Co., Ltd. (hereinafter referred to as “Party B”)

Registered address: Fuqing City, Fujian Province

Legal representative: Ou Taiming

The following Party A and Party B shall be individually referred to as "one party" and collectively referred to as "the Parties."

Whereas:

1. Party A is a company established and lawfully existing on March 31, 2008 in accordance with the provisions of "Company Law of the People’s Republic of China" and other related laws and regulations, with the registered capital of USD Five Million; legal representative: Lu Jian; industrial and commercial registration number: 130400400004152.

2. Party B is a company established and lawfully existing on November 5, 2007 in accordance with the provisions of "Company Law of the People’s Republic of China" and other related laws and regulations, with the registered capital of USD Ten Million; legal representative: Ou Taiming; industrial and commercial registration number: 350100400004930.

3. Party A intends to transfer Party A’s company to Party B through the transfer of the equity and all the assets, and Party B agrees to accept such transfer.

Party A and Party B reach the following agreement through friendly consultation with respect to the matters about the whole transfer of Party A’s company based on the principles of equality and mutual benefits in accordance with the provisions of Contract Law of the People’s Republic of China and Company Law of the People’s Republic of China and other relevant laws and regulations, and both parties shall jointly abide by this Agreement.

Article I Conditions precedent

1.1 Once all of the following conditions are met, this Agreement shall be effective immediately.

a. Party A provides Party B with the copy of the resolution that the power authority stipulated by the Articles of Association of the Transferor's company agrees to transfer all the equity and all the assets of the Company;

b. Party A’s financial accounts are true and clear; all the claims and debts of the company before the transfer have been legitimately and effectively peeled off.

c. The audit results or financial evaluation of the audit institution or accountants appointed by  Party B on Party A's financial position are consistent with the transfer statement and annexes.

1.2 If the aforesaid conditions precedent are still not met within 7 days from the date of signing of this Agreement, this Agreement shall not be legally binding; except the party with fault causing this Agreement to be invalid shall bear the contractual loss of RMB 1,000,000, the two parties hereto shall not assume any other liability, and either party hereto shall also not claim damages against the other party by virtue of this Agreement.

Article II Subject matter of the transfer

Party A agrees to transfer all the equity and all other assets to the company held by all the shareholders of Party A to Party B in accordance with the terms of this Agreement; Party B agrees to accept all the equity and all the assets held by Party A in accordance with the terms of this Agreement, and Party B shall be entitled to 100% equity to Handan Guanxin Technology Co., Ltd. and the corresponding rights of shareholders according to law after accepting the aforesaid equity and assets.

Article III Transfer price of equity and assets

Both parties hereto agree that total transfer price for the equity and all the assets of Handan Guanxin Technology Co., Ltd. is RMB 83, 000, 000, and the acquisition price shall be remitted to the designated personal account of legal representative on a lump-sum basis.

Article IV Transfer of equity and assets

Within 7 days after the commencement of this Agreement, Party A shall complete the handling and transfer of the following items:

4.1 Party A shall transfer the management power on Handan Guanxin Technology Co., Ltd to Party B (all the working personnel including but not limited to the board of directors, the board of supervisors and general manager shall be replaced by the personnel appointed by Party B);

4.2 Party A shall actively assist and cooperate with Party B to modify and sign relevant documents required by this transfer of the equity and all the assets and jointly handle the procedures of change registration of Handan Guanxin Technology Co., Ltd with the industrial and commercial administration authority in accordance with the provisions of relevant laws and regulation and the Articles of Association of Handan Guanxin Technology Co., Ltd;

4.3 Party A shall deliver various documents and data stipulated by this Agreement to Party B and transfer relevant physical assets to Party B;

4.4 Party A shall transfer to Party B all the documents required by Party A to legally and effectively transfer the equity and assets of Handan Guanxin Technology Co., Ltd. to Party B.

Article V Transferor's obligations

5.1 Party A must cooperate with and assist Party B to complete the audit and financial evaluation on Handan Guanxin Technology Co., Ltd.

5.2 Party A must promptly sign relevant documents required to be reported for approval that should be signed and provided by Party A and relate to the transfer of such equity and assets.

5.3 Party A shall assist Party B to handle the reporting and filing procedures for the transfer of such equity and assets and the industrial and commercial change registration procedures in accordance with the provisions of this Agreement.

Article VI Transferee's obligations

6.1 Party B must pay Party A all the transfer price for such equity and assets in a timely manner in accordance with the provisions of Article III of this Agreement.

6.2 Party B shall be responsible for urging Handan Guanxin Technology Co., Ltd. to handle the reporting and filing procedures for the transfer of such equity and assets and the industrial and commercial change registration procedures in a timely manner in accordance with the provisions of this Agreement.

6.3 Party B shall promptly issue relevant documents that should be signed or issued by Party B for the completion of the transfer of such equity and assets.

Article VII Representations and Warranties

7.1 The Transferor hereby irrevocably represents and warrants that:

a. Party A voluntary transfers all the equity and all the assets of Handan Guanxin Technology Co., Ltd. owned by Party A.

b. All the representations, description or warranties, undertakings made by Party A to Party B and all the data produced and transferred by Party A to Party B with respect to this transaction shall be true, legitimate and effective, and there are no fictional, forged, concealed, omitted and other untrue parts.

c. Party A does no set any form of security on such equity and all the assets owned by Party A, and there are no any form of legal flaws, and Party A guarantees that Party B will not encounter of any form of right barriers or the obstacles and threats of the similar nature after accepting such equity and all the assets.

d. Party A guarantees to have made a comprehensive true disclosure ensure of the background of such equity and all the assets and the actual situation of Handan Guanxin Technology Co., Ltd., and does not conceal any content that may generate a substantial adverse impact or potential adverse impact on Party B’s exercise of the equity.

e. Party A has all the legal authority on such equity and the assets to enter into this Agreement and perform this Agreement, and Party A’s performance of its rights and obligations under this Agreement does not violate the provisions of the Articles of Association of Handan Guanxin Technology Co., Ltd. and there are no any legal obstacles or restrictions.

f. Party A’s representative to sign this Agreement has been authorized to sign this Agreement through all the necessary procedures.

g. After this Agreement takes effect, it shall constitute the legal and valid document binding upon all the shareholders of Party A.

7.2 The Transferee hereby irrevocably represents and warrants that:

a. Party B voluntary accepts all the equity and all the assets transferred by Party A.

b. Party B has the full power to enter into this Agreement and perform its rights and obligations under this Agreement, and does not violate the provisions of the Articles of Association of Party B’s company, and there are no legal obstacles or restrictions.

c. Party B guarantees that its expression of intention to accept such equity and all the assets transferred by Party A is that the true meaning, and Party B has the sufficient and ability to perform this Agreement.

d. Party B’s representative to sign this Agreement has been authorized to sign this Agreement through all the necessary procedures.

Article VIII Liability for breach of contract

8.1 If either party hereto fails to fulfill its obligations in accordance with the provisions of this Agreement, such party shall bear the liability for breach of contract to relevant parties in accordance with the following methods.

a. If either party violates the representations and warranties in Article VII of this Agreement, causing loss to the other party, the defaulting party shall pay the non-defaulting party the penalty of RMB 1,000,000.

b. If Party B fails to pay Party A the transfer price for such equity and assets in a timely manner in accordance with the provisions of this Agreement, Party B shall bear the daily penalty amounting to ten-thousandths of the amount of overdue payments.

8.2 The aforesaid provisions shall not affect the right of the non-defaulting party to claim damages with respect to the loss that can not be compensated under this article in accordance with the provisions of laws, regulations and other terms of this Agreement.

Article IX Applicable law and dispute resolution

9.1 Contract Law of the People’s Republic of China, Company Law of the People’s Republic of China and other laws and regulations shall apply to the conclusion of this Agreement and its effectiveness, interpretation, performance and dispute resolution and others, and if any content of this Agreement and the provisions of laws and regulations are in conflict, the laws and regulations shall prevail.

9.2 Any dispute in connection with this Agreement or arising from this Agreement shall be first be settled by both parties through friendly consultation, and if both parties fail to settle such dispute through consultation within 30 days, either party has the right to institute legal proceedings with t he people’s court of the place where this Agreement is signed.

Article X Modification, change and supplement to this Agreement

Modification, change and supplement to this Agreement shall be made in writing after both parties reach a consensus through consultation, and shall be effective after they are formally singed by both parties.

Article XI Special Agreements

Except for compliance with the provisions of the laws, for the disclosure and notice relating to the existence, contents and performance of this Agreement, the prior written approval and consent of Party B shall be obtained.

Article XII Effectiveness of this Agreement

12.1 This Agreement shall be lawfully signed by both parties, and shall be reported to their own board of directors or the shareholders’ meeting for approval, and shall be effective after it is passed by the Board of Directors of China Clean Energy Inc.

12.2 This Agreement is made in three (3) counterparts, with Party A and Party B holding one (1) copy respectively, and the third copy shall be kept with China Clean Energy Inc.; and there are several copies of this Agreement, which shall be reported for approval and shall be reported for approval, record and other uses.

Article XIII Miscellaneous

13.1 Matters not covered in this Agreement shall be stipulated by the parties through otherwise signing a supplemental agreement.

Signed by:

Party A: Handan Guanxin Technology Co., Ltd. (Seal)

Legal representative (authorized representative): /s/ Jian Lu

Party B: Fujian Zhongde Energy Co., Ltd. (Seal)

Legal representative (authorized representative): /s/ Tai-ming Ou